Exhibit 99.1
News

FOR IMMEDIATE DISTRIBUTION
Media Contact: Sandy Pound	Investor Contact: Rafael Tejada
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports Third Quarter 2022 Results

WALTHAM, Mass. (October 26, 2022) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the third quarter ended October 1, 2022.

Third Quarter 2022 Highlights

•Third quarter revenue was $10.68 billion.
•Third quarter GAAP diluted earnings per share (EPS) was $3.79.
•Third quarter adjusted EPS was $5.08.

•Delivered very strong financial results in the third quarter, with 14% Core organic revenue growth and $0.44 billion of COVID-19 testing revenue.

•Launched a range of high-impact innovative new products, including the Orbitrap Ascend Tribrid mass spectrometer, which offers new capabilities for quantification and characterization of proteins while delivering high throughput and ease of use for diagnostic and drug discovery applications, as well as the Thermo Scientific Arctis Cryo-Plasma Focused Ion Beam, an automated microscope that streamlines cryo-electron tomography research and provides insights into how proteins and other molecules operate within cells. We also advanced our diagnostic offerings with the CE-IVD certification of the Oncomine Dx Express Test and Oncomine Reporter Dx software, which are designed to run on our Ion Torrent Genexus Next-Generation Sequencing System to advance precision oncology testing.

•Continued to strengthen our unique customer value proposition with two new facilities to expand our capacity and capabilities: in Chelmsford, Massachusetts, we expanded our capacity for purification resins used in the production of biologics for a number of diseases; and in Plainville, Massachusetts, we expanded our viral vector manufacturing capacity to support cell and gene therapies.

•Advanced on our environmental, social and governance priorities, signing an agreement with Enel North America to source half of our U.S. electricity needs from renewable wind power, continuing to deliver on our emissions-reduction strategy.

“We delivered another quarter of excellent financial performance driven by our proven growth strategy and powered by our PPI Business System. Our strategic investments and innovative new product launches are further enhancing our unique customer value proposition and leading to continued share gain,” said Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “We saw broad-based strength across our businesses, including our new clinical research business, which is performing very well. Customers are excited about our expanded capabilities, the integration continues to progress smoothly, and the long-term synergies remain very compelling.”

Casper added, “With a strong nine months behind us, we are on track to deliver another outstanding year.”

Third Quarter 2022

Revenue for the quarter grew 14% to $10.68 billion in 2022. Organic revenue was 1% lower; acquisitions increased revenue by 20% and currency translation decreased revenue by 5%. Core organic revenue growth was 14%. COVID-19 testing revenue was $0.44 billion.

GAAP Earnings Results

GAAP diluted EPS in the third quarter of 2022 was $3.79, versus $4.79 in the same quarter last year. GAAP operating income for the third quarter of 2022 was $1.71 billion, compared with $2.28 billion in the year-ago quarter. GAAP operating margin was 16.0%, compared with 24.4% in the third quarter of 2021.

Non-GAAP Earnings Results

Adjusted EPS in the third quarter of 2022 was $5.08, versus $5.77 in the third quarter of 2021. Adjusted operating income for the third quarter of 2022 was $2.37 billion, compared with $2.78 billion in the year-ago quarter. Adjusted operating margin was 22.2%, compared with 29.8% in the third quarter of 2021.

Annual Guidance for 2022

The company will provide updated 2022 financial guidance during its earnings conference call this morning at 8:30 a.m. Eastern Time.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth and Core organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, October 26, 2022, at 8:30 a.m. Eastern Time. To listen, dial (844) 200-6205 within the U.S. or (929) 526-1599 outside the U.S. The conference ID is 406803. You may also listen to the call live on our website, www.thermofisher.com, by clicking on “Investors.” You will find this press release, including the accompanying reconciliation of non-GAAP financial measures and related information, in that section of our website under “Financials.” An audio archive of the call will be available under “News & Events” through Friday, November 11, 2022.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue of approximately $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the duration and severity of the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

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Condensed Consolidated Statement of Income (unaudited)
	Three Months Ended
	October 1,	% of	October 2,	% of
(In millions except per share amounts)	2022	Revenues	2021	Revenues
Revenues	$10,677		$9,330
Costs and operating expenses:
Cost of revenues (a)	6,246	58.5%	4,533	48.6%
Selling, general and administrative expenses (b)	1,743	16.3%	1,727	18.5%
Amortization of acquisition-related intangible assets	594	5.6%	423	4.6%
Research and development expenses	351	3.3%	351	3.8%
Restructuring and other costs (c)	33	0.3%	18	0.2%
	8,967	84.0%	7,052	75.6%
Operating income	1,710	16.0%	2,278	24.4%
Interest income	68		9
Interest expense	(173)		(128)
Other income/(expense) (d)	(4)		18
Income before income taxes	1,601		2,177
Provision for income taxes (e)	(31)		(271)
Equity in earnings/(losses) of unconsolidated entities	(72)		(3)
Net income	1,498		1,903
Less: net income attributable to noncontrolling interests and redeemable noncontrolling interest	3		1
Net income attributable to Thermo Fisher Scientific Inc.	$1,495	14.0%	$1,902	20.4%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$3.82		$4.83
Diluted	$3.79		$4.79
Weighted average shares:
Basic	392		394
Diluted	395		397

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$1,710	16.0%	$2,278	24.4%
Cost of revenues adjustments (a)	22	0.2%	—	0.0%
Selling, general and administrative expenses adjustments (b)	11	0.1%	59	0.6%
Restructuring and other costs (c)	33	0.3%	18	0.2%
Amortization of acquisition-related intangible assets	594	5.6%	423	4.6%
Adjusted operating income (non-GAAP measure)	$2,370	22.2%	$2,778	29.8%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,495		$1,902
Cost of revenues adjustments (a)	22		—
Selling, general and administrative expenses adjustments (b)	11		59
Restructuring and other costs (c)	33		18
Amortization of acquisition-related intangible assets	594		423
Other income/expense adjustments (d)	14		(5)
Provision for income taxes adjustments (e)	(238)		(109)
Equity in earnings/losses of unconsolidated entities	72		3
Adjusted net income (non-GAAP measure)	$2,003		$2,291

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$3.79		$4.79
Cost of revenues adjustments (a)	0.06		0.00
Selling, general and administrative expenses adjustments (b)	0.03		0.15
Restructuring and other costs (c)	0.08		0.04
Amortization of acquisition-related intangible assets	1.50		1.06
Other income/expense adjustments (d)	0.04		(0.01)
Provision for income taxes adjustments (e)	(0.60)		(0.27)
Equity in earnings/losses of unconsolidated entities	0.18		0.01
Adjusted EPS (non-GAAP measure)	$5.08		$5.77

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$1,937		$2,650
Purchases of property, plant and equipment	(547)		(524)
Proceeds from sale of property, plant and equipment	4		4
Free cash flow (non-GAAP measure)	$1,394		$2,130

Segment data	Three Months Ended
	October 1,	% of	October 2,	% of
(In millions)	2022	Revenues	2021	Revenues

Revenues
Life Sciences Solutions	$2,962	27.7%	$3,721	39.9%
Analytical Instruments	1,621	15.2%	1,476	15.8%
Specialty Diagnostics	1,065	10.0%	1,362	14.6%
Laboratory Products and Biopharma Services	5,585	52.3%	3,487	37.4%
Eliminations	(556)	-5.2%	(716)	-7.7%
Consolidated revenues	$10,677	100.0%	$9,330	100.0%

Operating income and operating margin
Life Sciences Solutions	$1,039	35.1%	$1,821	48.9%
Analytical Instruments	386	23.8%	264	17.8%
Specialty Diagnostics	220	20.6%	310	22.7%
Laboratory Products and Biopharma Services	725	13.0%	383	11.0%
Subtotal reportable segments	2,370	22.2%	2,778	29.8%
Cost of revenues adjustments (a)	(22)	-0.2%	—	0.0%
Selling, general and administrative expenses adjustments (b)	(11)	-0.1%	(59)	-0.6%
Restructuring and other costs (c)	(33)	-0.3%	(18)	-0.2%
Amortization of acquisition-related intangible assets	(594)	-5.6%	(423)	-4.6%
GAAP operating income	$1,710	16.0%	$2,278	24.4%

(a) Adjusted results in 2022 exclude charges for inventory write-downs associated with large-scale abandonment of product lines.
(b) Adjusted results in 2022 and 2021 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation.
(c) Adjusted results in 2022 and 2021 exclude restructuring and other costs consisting principally of severance, impairment of long-lived assets, abandoned facility, and other expenses of headcount reductions within several businesses and real estate consolidations. Adjusted results in 2021 also exclude $4 of credits for the settlement of environmental-related matters, offset in part by $3 of net charges for pre-acquisition related matters.
(d) Adjusted results in 2022 and 2021 exclude net gains/losses on investments. Adjusted results in 2022 also exclude $2 of settlement charges for pension plans. Adjusted results in 2021 also exclude $20 of amortization of bridge loan commitment fees related to a pending acquisition.
(e) Adjusted provision for income taxes in 2022 and 2021 excludes incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements (including a $658 benefit from an audit settlement in 2022). Adjusted results in 2022 also exclude a $423 charge for the impact of deferred tax realizability assessments as a result of audit settlements.
Note:
Consolidated depreciation expense is $244 and $205 in 2022 and 2021, respectively.

Organic and Core organic revenue growth	Three months ended
October 1, 2022
Revenue growth	14%
Acquisitions	20%
Currency translation	-5%
Organic revenue growth	-1%
COVID-19 testing revenue	-14%
Contribution of PPD to Core organic revenue growth (a)	1%
Core organic revenue growth	14%

(a) Adjustment to include the contribution of PPD to Core organic revenue growth as though the acquisition had occurred on January 1, 2021.

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statement of Income (unaudited)
	Nine months ended
	October 1,	% of	October 2,	% of
(In millions except per share amounts)	2022	Revenues	2021	Revenues
Revenues	$33,465		$28,509
Costs and operating expenses:
Cost of revenues (a)	18,700	55.9%	13,675	48.0%
Selling, general and administrative expenses (b)	5,291	15.8%	4,884	17.1%
Amortization of acquisition-related intangible assets	1,803	5.4%	1,295	4.6%
Research and development expenses	1,080	3.2%	1,014	3.6%
Restructuring and other costs (c)	59	0.2%	151	0.5%
	26,933	80.5%	21,019	73.7%
Operating income	6,532	19.5%	7,490	26.3%
Interest income	122		32
Interest expense	(457)		(375)
Other income/(expense) (d)	(139)		(168)
Income before income taxes	6,058		6,979
Provision for income taxes (e)	(530)		(906)
Equity in earnings/(losses) of unconsolidated entities	(142)		(4)
Net income	5,386		6,069
Less: net income attributable to noncontrolling interests and redeemable noncontrolling interest	12		2
Net income attributable to Thermo Fisher Scientific Inc.	$5,374	16.1%	$6,067	21.3%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$13.72		$15.41
Diluted	$13.62		$15.29
Weighted average shares:
Basic	392		394
Diluted	395		397

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$6,532	19.5%	$7,490	26.3%
Cost of revenues adjustments (a)	41	0.1%	8	0.0%
Selling, general and administrative expenses adjustments (b)	(10)	0.0%	33	0.1%
Restructuring and other costs (c)	59	0.2%	151	0.5%
Amortization of acquisition-related intangible assets	1,803	5.4%	1,295	4.6%
Adjusted operating income (non-GAAP measure)	$8,425	25.2%	$8,977	31.5%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$5,374		$6,067
Cost of revenues adjustments (a)	41		8
Selling, general and administrative expenses adjustments (b)	(10)		33
Restructuring and other costs (c)	59		151
Amortization of acquisition-related intangible assets	1,803		1,295
Other income/expense adjustments (d)	163		200
Provision for income taxes adjustments (e)	(534)		(381)
Equity in earnings/losses of unconsolidated entities	142		4
Adjusted net income (non-GAAP measure)	$7,038		$7,377

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$13.62		$15.29
Cost of revenues adjustments (a)	0.11		0.02
Selling, general and administrative expenses adjustments (b)	(0.02)		0.08
Restructuring and other costs (c)	0.15		0.38
Amortization of acquisition-related intangible assets	4.56		3.26
Other income/expense adjustments (d)	0.41		0.50
Provision for income taxes adjustments (e)	(1.35)		(0.96)
Equity in earnings/losses of unconsolidated entities	0.36		0.01
Adjusted EPS (non-GAAP measure)	$17.84		$18.58

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$5,667		$6,855
Purchases of property, plant and equipment	(1,693)		(1,692)
Proceeds from sale of property, plant and equipment	18		9
Free cash flow (non-GAAP measure)	$3,992		$5,172

Segment data	Nine months ended
	October 1,	% of	October 2,	% of
(In millions)	2022	Revenues	2021	Revenues

Revenues
Life Sciences Solutions	$10,485	31.3%	$11,481	40.3%
Analytical Instruments	4,746	14.2%	4,344	15.2%
Specialty Diagnostics	3,648	10.9%	4,212	14.8%
Laboratory Products and Biopharma Services	16,564	49.5%	10,667	37.4%
Eliminations	(1,978)	-5.9%	(2,195)	-7.7%
Consolidated revenues	$33,465	100.0%	$28,509	100.0%

Operating income and operating margin
Life Sciences Solutions	$4,542	43.3%	$5,818	50.7%
Analytical Instruments	1,031	21.7%	816	18.8%
Specialty Diagnostics	816	22.4%	983	23.3%
Laboratory Products and Biopharma Services	2,036	12.3%	1,360	12.8%
Subtotal reportable segments	8,425	25.2%	8,977	31.5%
Cost of revenues adjustments (a)	(41)	-0.1%	(8)	0.0%
Selling, general and administrative expenses adjustments (b)	10	0.0%	(33)	-0.1%
Restructuring and other costs (c)	(59)	-0.2%	(151)	-0.5%
Amortization of acquisition-related intangible assets	(1,803)	-5.4%	(1,295)	-4.6%
GAAP operating income	$6,532	19.5%	$7,490	26.3%

(a) Adjusted results in 2022 and 2021 exclude charges for the sale of inventories revalued at the date of acquisition. Adjusted results in 2022 also exclude $22 of inventory write-downs associated with large-scale abandonment of product lines.
(b) Adjusted results in 2022 and 2021 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation.
(c) Adjusted results in 2022 and 2021 exclude restructuring and other costs consisting principally of severance, impairment of long-lived assets, abandoned facility and other expenses of headcount reductions within several businesses and real estate consolidations. Adjusted results in 2021 also exclude $110 of charges for impairment of acquired technology; $13 of charges for compensation due to employees at recently acquired businesses at the date of acquisition; $3 of net charges for pre-acquisition related matters; offset in part by $4 of credits for the settlement of environmental-related matters.
(d) Adjusted results in 2022 and 2021 exclude net gains/losses on investments and losses on the early extinguishment of debt. Adjusted results in 2022 also exclude $2 of settlement charges for pension plans. Adjusted results in 2021 also exclude $26 of charges for amortization of bridge loan commitment fees related to a pending acquisition.
(e) Adjusted provision for income taxes in 2022 and 2021 excludes incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements (including a $658 benefit from an audit settlement in 2022). Adjusted results in 2022 also exclude a $423 charge for the impact of deferred tax realizability assessments as a result of audit settlements.
Notes:
Consolidated depreciation expense is $730 and $614 in 2022 and 2021, respectively.
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheet (unaudited)

	October 1,	December 31,
(In millions)	2022	2021

Assets
Current assets:
Cash and cash equivalents	$2,919	$4,477
Accounts receivable, net	7,671	7,977
Inventories	5,722	5,051
Other current assets	2,987	2,608
Total current assets	19,299	20,113
Property, plant and equipment, net	8,628	8,333
Acquisition-related intangible assets, net	17,813	20,113
Other assets	4,308	4,640
Goodwill	40,488	41,924
Total assets	$90,536	$95,123

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$1,010	$2,537
Other current liabilities	10,108	10,899
Total current liabilities	11,118	13,436
Other long-term liabilities	7,541	8,377
Long-term obligations	28,150	32,333
Redeemable noncontrolling interest	119	122
Total equity	43,608	40,855
Total liabilities, redeemable noncontrolling interest and equity	$90,536	$95,123

Condensed Consolidated Statement of Cash Flows (unaudited)

	Nine months ended
	October 1,	October 2,
(In millions)	2022	2021

Operating activities
Net income	$5,386	$6,069

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,533	1,909
Change in deferred income taxes	(862)	(455)
Other non-cash expenses, net	701	542
Changes in assets and liabilities, excluding the effects of acquisitions	(2,091)	(1,210)
Net cash provided by operating activities	5,667	6,855

Investing activities
Acquisitions, net of cash acquired	(39)	(1,519)
Purchases of property, plant and equipment	(1,693)	(1,692)
Proceeds from sale of property, plant and equipment	18	9
Other investing activities, net	80	(38)
Net cash used in investing activities	(1,634)	(3,240)

Financing activities
Net proceeds from issuance of debt	—	3,122
Repayment of debt	(375)	(2,803)
Net proceeds from issuance of commercial paper	1,231	—
Repayment of commercial paper	(3,690)	—
Purchases of company common stock	(2,000)	(2,000)
Dividends paid	(338)	(292)
Net proceeds from issuance of company common stock under employee stock plans	57	101
Other financing activities, net	(86)	(14)
Net cash used in financing activities	(5,201)	(1,886)

Exchange rate effect on cash	(389)	(17)
(Decrease) increase in cash, cash equivalents and restricted cash	(1,557)	1,712
Cash, cash equivalents and restricted cash at beginning of period	4,491	10,336
Cash, cash equivalents and restricted cash at end of period	$2,934	$12,048

Free cash flow (non-GAAP measure)	$3,992	$5,172

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of revenues from acquired businesses and the effects of currency translation. We also report Core organic revenue growth, which is reported revenue growth including the impact of PPD revenue, excluding the impacts of COVID-19 testing revenue, and excluding the impacts of acquisitions other than PPD and currency translation. We calculate period-to-period Core organic revenue growth by adding to the baseline period PPD’s pre-acquisition revenues from such period. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions, foreign currency translation and/or COVID-19 testing on revenues. In particular, given PPD’s significance relative to our existing businesses, management believes it is appropriate to also present information on a basis that includes PPD pre-acquisition revenues in order to demonstrate the impact PPD has on our current growth profile. Core organic revenue growth amounts are not necessarily indicative of the combined results of operations that would have been realized had the PPD acquisition occurred on January 1, 2021. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating income margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.